Exhibit 99.1

Addus HomeCare Announces Strategic Management Changes

Chief Financial Officer Resigns to Pursue Other Opportunities; To Remain Through Transition Period

Company Initiates Executive Search for Newly Created Chief Operating Officer Position

Palatine, IL, August 26, 2010 - Addus HomeCare Corporation (Nasdaq: ADUS), a comprehensive provider of home-based social and medical services, announced today the resignation of Francis J. Leonard, Chief Financial Officer. The Company is currently engaged in a search for a new Chief Financial Officer to replace Mr. Leonard, who has agreed to remain with the Company until November 30, 2010 to assist in the transition. Mr. Leonard intends to pursue other professional opportunities.

Separately, Addus has initiated a search for the newly created executive position of Chief Operating Officer. The new COO will report directly to Mark Heaney, President and Chief Executive Officer, and will be responsible for developing and executing revenue growth strategies; integrating business development, clinical and operational objectives and initiatives; and driving the achievement of EBITDA targets, and other key operational and financial metrics.

Mr. Heaney, stated, “We appreciate Frank’s contributions to Addus, especially during our initial public offering and transition to public ownership. Frank’s leadership has been invaluable in positioning Addus for future growth and success, and we appreciate his commitment to work with the Company through the transition to a successor. We wish Frank the best in his future endeavors.”

Heaney continued, “As Addus continues to enhance its operations and expand its footprint, we see significant strategic advantages in adding the position of Chief Operating Officer to our executive team. This key senior leader will help Addus leverage our resources across the 19 states in which we operate, including the continued integration of our home & community and home health businesses. The business of home health and home & community services is dynamic, and the ability to continually extract efficiencies in operations and reporting is key to our ongoing success. I am very excited about the addition of this position and what it will bring to Addus.”

About Addus

Addus is a comprehensive provider of a broad range of social and medical services in the home. Addus’ services include personal care and assistance with activities of daily living, skilled nursing and rehabilitative therapies, and adult day care. Addus’ consumers are individuals with special needs who are at risk of hospitalization or institutionalization, such as the elderly, chronically ill and disabled. Addus’ payor clients include federal, state and local governmental agencies, the Veterans

Addus HomeCare Announces Strategic Management Changes

Health Administration, commercial insurers and private individuals. Addus has over 13,000 employees that provide services through more than 130 locations across 19 states to over 24,000 consumers. For more information, please visit www.addus.com.

Forward-Looking Statements

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may be identified by words such as “continue,” “expect,” and similar expressions. Forward-looking statements involve a number of risks and uncertainties that may cause actual results to differ materially from those expressed or implied by such forward-looking statements, including the expected benefits and costs of acquisitions, management plans related to acquisitions, the possibility that expected benefits may not materialize as expected, the failure of a target company’s business to perform as expected, Addus HomeCare’s inability to successfully implement integration strategies, Addus HomeCare’s ability to add new consumers, changes in reimbursement, changes in government regulations, changes in Addus HomeCare’s relationships with referral sources, increased competition for Addus HomeCare’s services, increased competition for joint venture and acquisition candidates, changes in the interpretation of government regulations, and other risks set forth in the Risk Factors section in Addus HomeCare’s Prospectus, filed with the Securities and Exchange Commission on October 29, 2009, in Addus HomeCare’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 29, 2010 and in Addus HomeCare’s Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on August 10, 2010, each of which is available at http://www.sec.gov. Addus HomeCare undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contacts:

Amy Glynn / Nick Laudico

The Ruth Group

Phone: (646) 536-7023 /7030

Email: aglynn@theruthgroup.com

Email: nlaudico@theruthgroup.com

Media Contact:

Jason Rando

The Ruth Group

Phone: (646) 536-7025

Email: jrando@theruthgroup.com

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